UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):
June 13, 2011
SMART MODULAR TECHNOLOGIES (WWH), INC.
(Exact Name of Registrant as Specified in Charter)
Cayman Islands
(State or Other Jurisdiction of Incorporation)

000-51771	20-2509518
(Commission File Number)	(IRS Employer Identification No.)

39870 Eureka Drive Newark, CA (Address of Principal Executive Offices)	94560 (Zip Code)
Registrant’s telephone number, including area code: (510) 623-1231
N/A
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events
     On June 13, 2011, SMART Modular Technologies (WWH), Inc. issued a press release relating to the expiration of the “go-shop” period in connection with its previously announced Agreement and Plan of Merger (the “Merger Agreement”), entered into on April 26, 2011. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Additional Information and Where to Find It
All parties desiring details regarding the transaction are urged to review the definitive Merger Agreement when available on the Company’s website at http://.smartm.com, and the SEC’s website at http://www.sec.gov. In connection with the proposed transaction, SMART has filed with the SEC a preliminary proxy statement and other documents relating to the transaction and will file with the SEC a definitive proxy statement, and may file with the SEC other documents regarding the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER FILED DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Shareholders will be able to obtain a free-of-charge copy of the proxy statement and other relevant documents (when available) filed with the SEC from the SEC’s website at http://www.sec.gov. Shareholders will also be able to obtain a free-of charge copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to The Blueshirt Group, Attention: Suzanne Craig or from SMART’s website, http://www.smartm.com. SMART and certain of its directors, executive officers and other members of management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from shareholders of SMART in favor of the proposed merger. Information regarding SMART’s directors and executive officers is contained in SMART’s definitive proxy statement filed with the SEC on December 3, 2010 (the “Annual General Meeting Proxy Statement”). Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed and to be filed with the SEC (when available).

Item 9.01	Financial Statements and Exhibits.

99.1	Press Release dated June 13, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMART MODULAR TECHNOLOGIES (WWH), INC.
Date: June 14, 2011	By:	/S/ IAIN MACKENZIE
		Name:	Iain MacKenzie
		Title:	President & Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated June 13, 2011